/Letterhead/

                      Schvaneveldt & Company
                   Certified Public Accountant
                275 East South Temple, Suite #300
                    Salt Lake City, Utah 84111
                          (801) 521-2392

Darrell T. Schvaneveldt, C.P.A.



               Consent of Darrell T. Schvaneveldt
                       Independent Auditor




I consent to the use, of our report dated October 20, 1999, on the financial statements in the Form 10-KSB, of Customer Sports, Inc., dated July 31, 1998, included herein and to the reference made to me.



/S/ Schvaneveldt & Company
Salt Lake City, Utah
October 20, 1999